Exhibit 99.1

SIGNATURE GROUP HOLDINGS ANNOUNCES PLANNED $55 MILLION RIGHTS OFFERING

BOARD SETS JANUARY 28, 2015 RECORD DATE

Sherman Oaks, Calif. January 21, 2015 -- Signature Group Holdings, Inc. (“Signature” or the “Company”) (OTCQX: SGGH) announces that it intends to conduct a rights offering pursuant to which it will distribute, at no charge to the holders of Signature common stock, subscription rights to purchase up to $55 million of Signature common stock (the “Rights Offering”). Holders of Signature common stock will receive one subscription right for each share of common stock owned as of 5:00 p.m., New York City time, on January 28, 2015 (the “Record Date”). Each subscription right will entitle the holder thereof to purchase a fraction of one share of Signature common stock, which will be determined prior to the Record Date based on the ratio of the number of shares of common stock necessary to raise $55 million at the subscription price, described below, as compared to the total number of shares of Signature common stock outstanding on the Record Date. Subscription rights will attach to the common stock in respect of which they are issued and will not be separately transferable. Holders will also have oversubscription rights, pursuant to which holders may be able to purchase additional shares of common stock at the subscription price to the extent that holders do not exercise all of the subscription rights.

As previously disclosed, the subscription price will be determined by a formula applying a 25% discount to the 10-day volume weighted average price of Signature’s common stock for the period January 12, 2015 through January 26, 2015, but in no event greater than $6.50 per share, which was the price offered in the Company’s common stock offering completed December 19, 2014.

This Rights Offering is being conducted in connection with and is dependent on the consummation of the pending acquisition by our indirect wholly owned subsidiary, Real Alloy Holding, Inc., of all of the equity interests of certain entities, which, together with their subsidiaries, comprise the global recycling and specification alloys business (“GRSA”) of Aleris Corporation. GRSA is the largest independent aluminum recycler in the world and a market leader in North America and Europe.

A registration statement with respect to the securities to be offered in this Rights Offering was declared effective by the Securities and Exchange Commission on September 26, 2013. The Company will distribute to its stockholders of record as of the Record Date, their subscription rights certificate, a copy of the prospectus supplement for this Rights Offering, which is made part of the registration statement, and instructions for participating in this Rights Offering. The subscription rights are expected to expire on or about February 17, 2015, as will be more fully described in the prospectus supplement for this Rights Offering.

About this Rights Offering

This Rights Offering is being made only by means of a prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about Signature’s and GRSA’s businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. Signature undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about Signature’s and GRSA’s expansion and business strategies; Signature’s ability to satisfy the conditions to the GRSA acquisition and the related financings, and to ultimately consummate the GRSA acquisition; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to Signature’s ability to successfully identify, consummate and integrate the acquisitions of GRSA and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; Signature’s ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; obtaining the expected benefits of the reincorporation; Signature’s ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in Signature’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Company Contact:

Jeff Crusinberry

Senior Vice President and Treasurer

(805) 435-1255

investor.relations@signaturegroupholdings.com

Press Contact:

Dan Wilson

Ogilvy Public Relations

(212) 880-5346

dan.wilson@ogilvy.com